Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

RECORD FISCAL YEAR

DALLAS, TX (May 18, 2016) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for fiscal year 2016 and the fiscal fourth quarter ended March 31, 2016. Notable items for the fiscal year and quarter include (all comparisons, unless otherwise noted, are with the prior fiscal year or prior year’s fiscal fourth quarter):

Company Annual Results

•	Record revenues of $1.1 billion, up 7%

•	Cash flow from operations of $265.8 million, up 14%

•	Net earnings per diluted share of $3.05, down 18%

Company Fourth Quarter Results

•	Record revenues of $252.1 million, up 13%

•	Cash flow from operations of $49.5 million, down 6%

•	Net earnings per diluted share of $0.80, down 14%

Note: The prior year included a net benefit of $0.33 per diluted share related to the settlement of our lawsuit against the IRS and acquisition and litigation costs

Other Highlights

•	Eagle repurchased 1 million shares of its common stock since December 31, 2015

•	Net debt-to-capitalization ratio of 33%

Eagle’s construction products and building materials businesses performed well during the quarter, with the Cement business reporting record fourth quarter operating earnings of $21.8 million. Additionally, in Texas, increased demand for construction grade cement continues to offset much of the impact from lower oil well cement demand.

Our fourth quarter Gypsum wallboard sales volumes benefited from pre-buying activity in advance of a March 31 price increase, which was not the case in the prior year’s fourth quarter.

Fiscal 2016 cash flow from operations improved 14% and was used to fund capital improvements, pay dividends, reduce debt and repurchase shares. Eagle ended the quarter with a net debt-to-capitalization ratio of 33%.

Cement, Concrete and Aggregates

Fiscal 2016 operating earnings from Cement were a record $137.9 million, an increase of 17% compared to fiscal 2015. Revenues from Cement, including joint venture and intersegment sales, were $528.5 million for fiscal 2016, 8% higher than last year.

Fourth quarter operating earnings from Cement were a record $21.8 million, a 4% increase from the same quarter a year ago. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $100.1 million, 10% greater than the same quarter last year. Cement sales volumes for the quarter were 879,000 tons, 6% higher than the same quarter a year ago. The average net sales price for this quarter was $100.41 per ton, a slight improvement from the same quarter last year.

Concrete and Aggregates reported fiscal 2016 operating earnings of $9.8 million, up 46% compared to the prior year. Revenues from Concrete and Aggregates were $127.2 million for fiscal 2016, 19% higher than last year.

Gypsum Wallboard and Paperboard

Fiscal 2016 operating earnings from Gypsum Wallboard and Paperboard were $191.5 million, an increase of 8% compared to fiscal 2015. Revenues from Gypsum Wallboard and Paperboard were $551.6 million for fiscal 2016, 5% higher than last year’s revenues.

Gypsum Wallboard and Paperboard reported fourth quarter operating earnings of $51.2 million, up 34% from the same quarter last year. The increase in operating earnings was primarily due to higher wallboard and paperboard sales volumes.

Gypsum Wallboard and Paperboard revenues for the fourth quarter totaled $140.9 million, a 26% increase from the same quarter a year ago. The average Gypsum Wallboard net sales price for this quarter was $152.80 per MSF, 10% less than the same quarter a year ago. Gypsum Wallboard sales volumes of 630 million square feet (MMSF) were up approximately 36% from the prior year’s fourth quarter. The average Paperboard net sales price this quarter was $502.21 per ton, 3% less than the same quarter a year ago. Paperboard sales volumes for the quarter were 73,000 tons, 28% greater than the same quarter a year ago.

Oil and Gas Proppants

Eagle’s Oil and Gas Proppants business reported fiscal 2016 revenues of $57.6 million, a decline of 29% from the prior year, which reflects the significant slowdown in oil and gas drilling activity during our fiscal year. The fiscal 2016 operating loss was $68.5 million, which includes $37.8 million of Non-Routine Items recorded in the second quarter of fiscal 2016 and depreciation, depletion and amortization expense of $27.2 million. Sequentially, the fourth quarter’s operating loss of $9.1 million compares to an operating loss of $9.2 million in the third quarter. Our frac sand sales volume declined 4% sequentially.

Details of Financial Results

During the prior year’s fourth quarter, Eagle’s settlement with the IRS regarding the Republic acquisition was finalized. Under the terms of the settlement agreement, we dismissed our lawsuit seeking to recover taxes, penalties and interest paid, in exchange for the IRS conceding 40% of the penalties, plus related interest, to date. The tax impact from the settlement with the IRS, including state benefits, was approximately $16.6 million, or $0.33 per diluted share, and was recorded as a reduction of income tax expense during the fourth quarter. The related interest award of approximately $4.4 million (pre-tax), or $0.06 per diluted share (after-tax), was recorded as a reduction of interest expense.

The prior year’s fourth quarter financial results were also negatively impacted by business development expenses aimed at growing Eagle’s construction products business and administrative costs related to our settlement of our lawsuit against the IRS. The total impact from these non-routine items was $4.1 million (pre-tax), or $0.06 per diluted share (after-tax).

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within Eagle for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Aggregates, Concrete, Gypsum Wallboard, Recycled Paperboard and Frac Sand from 40 facilities across the U.S. Eagle is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 19, 2016. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of drilling and fracturing activity and demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings or governmental audits, inquiries or investigations; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015. These reports are filed with the Securities and Exchange Commission. With respect to our acquisition of CRS Proppants and the Skyway facility, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected synergies or other benefits of the transaction, significant transaction costs or unknown liabilities, changes in market conditions and general economic and business conditions that may affect us after the acquisitions. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter and Fiscal Year)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016	2015
Revenues	$252,132	$223,780	$1,143,492	$1,066,368

Cost of Goods Sold	194,771	180,258	911,875 (1)	812,235

Gross Profit	57,361	43,522	231,617	254,133

Equity in Earnings of Unconsolidated JV	9,090	10,693	39,083	44,967

Corporate General and Administrative Expense	(10,534)	(6,924)	(37,193)	(30,751)

Other Operating Income	158	1,151	2,328	3,201

Acquisition and Litigation Expense	—	(4,055)	—	(6,880)

Earnings before Interest and Income Taxes	56,075	44,387	235,835	264,670

Interest (Expense) Income, Net	(3,753)	311	(16,583)	(11,743)

Earnings before Income Taxes	52,322	44,698	219,252	252,927

Income Tax Benefit (Expense)	(13,159)	2,096	(66,660)	(66,074)

Net Earnings	$39,163	$46,794	$152,592	$186,853

NET EARNINGS PER SHARE
Basic	$0.81	$0.94	$3.08	$3.77

Diluted	$0.80	$0.93	$3.05	$3.71

AVERAGE SHARES OUTSTANDING
Basic	48,556,830	49,668,533	49,471,157	49,604,249

Diluted	49,050,937	50,363,458	50,070,829	50,372,243

(1)	Includes $37.8 million (pre-tax) of Non-Routine Items recorded in the second quarter of fiscal 2016

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016		2015
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$117,797	$94,609	$461,457		$437,514
Gypsum Paperboard	23,122	17,281	90,191		87,630

	140,919	111,890	551,648		525,144

Cement (Wholly Owned)	72,344	61,365	407,102		352,826

Oil and Gas Proppants	7,983	28,056	57,591		81,381

Concrete and Aggregates	30,886	22,469	127,151		107,017

Total Revenues	$252,132	$223,780	$1,143,492		$1,066,368

Segment Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$41,167	$31,428	$159,352		$145,871
Gypsum Paperboard	10,062	6,879	32,153		31,512

	51,229	38,307	191,505		177,383

Cement:
Wholly Owned	12,706	10,299	98,771		72,560
Joint Venture	9,090	10,693	39,083		44,967

	21,796	20,992	137,854		117,527

Oil and Gas Proppants	(9,077)	(5,861)	(68,466	)(1)	(2,546)

Concrete and Aggregates	2,503	777	9,807		6,736

Other, net	158	1,151	2,328		3,201

Sub-total	66,609	55,366	273,028		302,301

Corporate General and Administrative Expense	(10,534)	(6,924)	(37,193)		(30,751)
Acquisition and Litigation Expense	—	(4,055)	—		(6,880)

Earnings before Interest and Income Taxes	$56,075	$44,387	$235,835		$264,670

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.
(1)	Includes $37.8 million (pre-tax) of Non-Routine Items recorded in the second quarter of fiscal 2016

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MMSF’s)	630	464	+36%	2,394	2,210	+8%

Cement (M Tons):
Wholly Owned	665	609	+9%	3,903	3,744	+4%
Joint Venture	214	218	-2%	875	1,055	-17%

	879	827	+6%	4,778	4,799	0%
Paperboard (M Tons):
Internal	28	23	+22%	113	106	+7%
External	45	34	+32%	175	170	+3%

	73	57	+28%	288	276	+4%

Concrete (M Cubic Yards)	262	191	+37%	1,101	958	+15%

Aggregates (M Tons)	786	654	+20%	3,009	3,026	-1%

	Average Net Sales Price*
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MSF)	$152.80	$168.97	-10%	$157.91	$162.06	-3%
Cement (Ton)	$100.41	$100.03	0%	$98.07	$92.91	+6%
Paperboard (Ton)	$502.21	$516.75	-3%	$505.35	$507.47	0%
Concrete (Cubic Yard)	$93.22	$92.56	+1%	$92.70	$87.93	+5%
Aggregates (Ton)	$8.27	$7.34	+13%	$8.28	$7.50	+10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016	2015
Intersegment Revenues:
Cement	$2,867	$1,838	$13,939	$9,598
Paperboard	14,785	12,415	59,001	55,060
Concrete and Aggregates	205	184	922	875

	$17,857	$14,437	$73,862	$65,533

Cement Revenues:
Wholly Owned	$72,344	$61,365	$407,102	$352,826
Joint Venture	24,903	27,596	107,458	126,220

	$97,247	$88,961	$514,560	$479,046

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	March 31,
	2016	2015
ASSETS
Current Assets –
Cash and Cash Equivalents	$5,391	$7,514
Accounts and Notes Receivable, net	120,221	113,577
Inventories	243,595	235,464
Federal Income Tax Receivable	5,623	—
Prepaid and Other Assets	5,173	7,815

Total Current Assets	380,003	364,370

Property, Plant and Equipment –	2,072,776	1,962,215
Less: Accumulated Depreciation	(817,465)	(740,396)

Property, Plant and Equipment, net	1,255,311	1,221,819

Investments in Joint Venture	49,465	47,614
Notes Receivable	2,672	2,847
Goodwill and Intangibles	165,827	211,167
Other Assets	30,357	32,509

	$1,883,635	$1,880,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$66,614	$77,749
Accrued Liabilities	45,975	49,782
Current Portion of Senior Notes	8,000	57,045

Total Current Liabilities	120,589	184,576

Long-term Liabilities	61,122	69,055
Bank Credit Facility	382,000	330,000
Senior Notes	117,714	125,714
Deferred Income Taxes	161,679	160,388
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,526,843 and 50,245,364 Shares, respectively.	485	502
Capital in Excess of Par Value	168,969	272,441
Accumulated Other Comprehensive Losses	(11,409)	(12,067)
Retained Earnings	882,486	749,717

Total Stockholders’ Equity	1,040,531	1,010,593

	$1,883,635	$1,880,326

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(unaudited)

The following table presents depreciation, depletion and amortization by segment for the quarter and fiscal year ended March 31, 2016 and 2015:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016	2015
Cement	$8,515	$7,880	$33,400	$31,839
Gypsum Wallboard	4,938	4,996	19,988	20,092
Paperboard	2,103	2,055	8,312	8,251
Oil and Gas Proppants	5,253	4,913	27,227	8,839
Concrete and Aggregates	1,593	1,475	6,260	5,533
Other	458	428	1,918	1,745

	$22,860	$21,747	$97,105	$76,299